Exhibit 99.2

ARKO / GPM Unveils Plans for its Store Prototype of the Future

Anticipates Remodeling Approximately 360 Stores

Over the Next Three to Five Years

Plans Include Complete Store Interior and Exterior Redesigns, Improved Customer Experience

and Expanded Food and Beverage Offerings

RICHMOND, VA – NOVEMBER 19 – ARKO Holdings Ltd. (TASE: ARKO), (“Arko”), whose primary asset is a controlling stake in GPM Investments, LLC, (“GPM” or the “Company”), a rapidly growing leader in the U.S. convenience store industry, unveiled its plans for its store prototype of the future for remodels and raze and rebuilds. GPM currently anticipates that it will remodel approximately 360 of its sites in key locations across the country over the next three to five years. Arko/GPM and Haymaker Acquisition Corp. also announced today a commitment for an up to $100 million investment in convertible preferred stock from MSD Capital that will be available for growth capital and funding this remodel program.

“We have been working on this prototype over the last year and are very excited about the extensive remodel program, and the benefits it will bring to our existing customers, as well as new customers who will be drawn in by the fresh new look,” said Arie Kotler, Chief Executive Officer of Arko and GPM. “Our remodeled stores will feature an expanded offering with grab ‘n’ go prepared food, beer caves, frozen food, an enhanced drink lineup and much more. Over the past few months, we have had the opportunity to take learnings from our customers’ shopping behaviors as well as the changing consumer environment and implement key updates to our remodel program and in-store offering to provide an enhanced customer experience emphasizing the local regional brand.

Mr. Kotler continued, “We believe this remodel program will generate approximately $72 million of incremental EBITDA over the next three to five years. In addition to our other strategic initiatives, including our continued core acquisition strategy as well as synergies from the recently acquired Empire business, this aggressive remodeling program underlies our confidence in our ability to continue to drive strong and consistent growth and returns for all our stakeholders.”

This remodel program across fas mart®, E-Z Mart®, Scotchman® and the rest of the portfolio of brands, will focus on enhancing the overall customer experience and value offering as well as expanding the product assortment. Key highlights to the program include:

Enhanced in-store Experience: The remodel program will enhance the customer experience in each store through new design, assortment, navigation, and layout, including:

•	Expanded freezers for frozen foods;

•	Expanded Grab ‘n go open air coolers for prepared foods;

•	Roller grills for hot dogs and Tornados®;

•	Hot grab n go for breakfast sandwiches and bakery items;

•	Walk-in beer caves;

•	New checkout experience;

•	Essential safety items to include hand sanitizers, pump soap, masks, gloves and wipes

•	Expanded fountain drink assortment with chewy ice;

•	Addition of Frazil™ frozen drinks to 800+ stores;

•	Expanded coolers for water, soda, energy drinks and beer; and

•	New bean to cup coffee on demand for a fresh cup all the time.

Delivery: Currently available at 20 sites, GPM is rolling out delivery via DoorDash® at 300+ more stores this year.

Illustrative Renderings and Video of the complete re-design from the forecourt to the inside four walls can be found HERE.

About GPM and Arko:

Based in Richmond, VA, GPM was founded in 2003 with 169 stores and has grown through acquisitions to become the 7th largest convenience store chain in the United States, with, following the consummation of the Empire acquisition, 2,930 locations comprised of 1,350 company-operated stores and 1,580 dealer sites to which it supplies fuel, in 33 states and Washington D.C. GPM operates in three segments: retail, which consists of fuel and merchandise sales to retail consumers; wholesale, which supplies fuel to third-party dealers and consignment agents; and GPM Petroleum, which supplies fuel to GPM and its subsidiaries selling fuel (both in the retail and wholesale segments) as well as subwholesalers and bulk purchasers.

Arko is the controlling shareholder of GPM and, as part of the business combination with Haymaker (the “Business Combination”), the shares of Arko will be de-listed from Tel-Aviv stock exchange. At the closing of the Business Combination with Haymaker, Arko will have no material independent operating activities, income, or net assets, other than its ownership interest in GPM.

About Haymaker:

Haymaker is a $400 million blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Haymaker’s acquisition and value creation strategy is to identify, acquire and, after its initial business combination, build a company in the consumer, retail, media, or hospitality industries. Haymaker is led by Chief Executive Officer and Executive Chairman Steven J. Heyer, President Andrew R. Heyer, Chief Financial Officer Christopher Bradley, and Senior Vice President Joseph Tonnos. For more information about Haymaker, please visit www.haymakeracquisition.com.

Additional Information and Where to Find It

ARKO Corp. filed a registration statement on Form S-4 (File No. 333-248711), which includes a prospectus with respect to ARKO Corp.’s securities to be issued in connection with the Business Combination and a proxy statement with respect to Haymaker’s stockholder meeting to vote on the Business Combination (as amended, the “Haymaker proxy statement/prospectus”), with the U.S. Securities and Exchange Commission (the “SEC”). In addition, Arko filed a proxy statement (the “Arko proxy”), which includes reference to the Haymaker proxy statement/prospectus, with the Israel Securities Authority (the “ISA”). ARKO Corp., Haymaker, GPM and Arko urge investors and other interested persons to read the Haymaker proxy statement/prospectus and the Arko proxy, as well as other documents filed with the SEC and the ISA, because these documents contain important information about the Business Combination. The Haymaker proxy statement/prospectus and other relevant materials for the Business Combination will be mailed to stockholders of Haymaker as of the record date established for voting on the Business Combination. The Haymaker proxy statement statement/prospectus can be obtained, without charge, at the SEC’s web site (http://www.sec.gov).

Participants in the Solicitation

ARKO Corp., Haymaker, Arko, GPM and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Haymaker stockholders in connection with the Business Combination. Investors and securityholders may obtain more detailed information regarding the names, affiliations and interests of Haymaker’s directors and officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 19, 2020 and is available free of charge at the SEC’s web site at www.sec.gov.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Haymaker’s stockholders in connection with the Business Combination is also contained in the Haymaker proxy statement/prospectus.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the businesses of ARKO Corp., Haymaker, Arko and GPM may differ from their actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance, including projected financial information (which was not audited or reviewed by auditors), and anticipated financial impacts of the Empire acquisition or the Business Combination, the satisfaction of the closing conditions to the Business Combination, and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of ARKO Corp., Haymaker, Arko and GPM, and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements with respect to the Business Combination, (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of Haymaker or other conditions to closing; (4) the impact of the COVID-19 pandemic on (x) the parties’ ability to consummate the Business Combination and (y) the business of Arko and the combined company; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; (6) the inability to obtain or maintain the listing of ARKO Corp.’s common stock on Nasdaq following the Business Combination; (7) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (8) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the demand for Arko’s and the combined company’s services together with the possibility that Arko or the combined company may be adversely affected by other economic, business, and/or competitive factors; (12) the number of shares submitted for redemption by Haymaker’s stockholders in connection with the stockholder meeting to approve the Business Combination; (13) risks and uncertainties related to Arko’s business, including, but not limited to, changes in fuel prices, the impact of competition, environmental risks, restrictions on the sale of alcohol, cigarettes and other smoking products and increases in their prices, dependency on suppliers, increases in fuel efficiency and demand for alternative fuels or electric vehicles, failure by independent outsider operators to meet their obligations, acquisition and integration risks, and currency exchange and interest rates risks; (14) failure to realize the expected benefits of the acquisition of Empire; (15) failure to promptly and effectively integrate Empire’s business; (16) the potential for unknown or inestimable liabilities related to the Empire business; and (17) other risks and uncertainties included in (x) the “Risk Factors” section of the Haymaker proxy statement/prospectus and (y) other documents filed or to be filed with the SEC by Haymaker and with the ISA by Arko. The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. ARKO Corp., Haymaker, Arko, and GPM do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the Business Combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Investor Contact

Chris Mandeville

Caitlin Churchill

(203) 682-8200

HaymakerII@icrinc.com

Media Contact

Keil Decker

(646) 277-1200

HaymakerII@icrinc.com

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